Exhibit 99.1

Limoneira’s Joint Venture with Lewis Group of Companies Announces Additional Lot Closings of 36 Residential Units with National Home Builder Richmond American Homes

Joint Venture Has Now Closed 464 Residential Unit Sales

SANTA PAULA, Calif.--(BUSINESS WIRE—May 4, 2021-- Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus growing, packing, selling and marketing company with related agribusiness activities and real estate development operations, announced today that its 50%/50% real estate development joint venture with The Lewis Group of Companies (“Lewis”) has closed an additional 36 residential homesites. These homesites were purchased by Richmond American Homes of Maryland, which operates in California and was one of the primary builders in Phase 1 of the Company’s Harvest at Limoneira project, which is currently comprised of 586 residential units.,

Harold Edwards, President and Chief Executive Officer, stated, "We are very pleased to announce these additional 36 lot closings with our respected guest builder, Richmond American Homes. We have now announced an additional 122 lot closing in fiscal 2021 and expect additional closing announcements in the near future.”

Including today’s announcement, Richmond Homes has now purchased a total of 78 single-family homesites within Harvest at Limoneira for the builder’s Beechtree community, which offers three distinctive floor plans with sought-after architectural and design options.

Harvest at Limoneira is a well-balanced, comprehensively designed master planned community near the Pacific Ocean. Boasting scenic views, and close proximity to parks, hiking trails and popular retail destinations, this exceptional community continues to attract strong interest from families throughout Southern California.

About M.D.C. Holdings, Inc.

Operating under the name Richmond American Homes, MDC’s homebuilding subsidiaries have built more than 210,000 homes since 1977. Among the nation’s largest homebuilders, MDC’s subsidiary companies have operations in Arizona, California, Colorado, Florida, Idaho, Maryland, Nevada, Oregon, Pennsylvania, Utah, Virginia and Washington. Mortgage lending, plus insurance and title services are offered by the following MDC subsidiaries, respectively: HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit MDCHoldings.com.

About Limoneira Company

Limoneira Company, a 127-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 15,400 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: additional impacts from the current COVID-19 pandemic, changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investors:
John Mills
Managing Partner
ICR 646-277-1254

Corporate Communications:

Michael Gonzales

Marketing Manager

Limoneira Company

805-525-5541 ext. 1069